UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2025

SS&C TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 1.01. Entry Into a Material Definitive Agreement.

The information set forth under Item 2.03 is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 14, 2025, SS&C Technologies Holdings, Inc. (the “Company”) completed its previously announced acquisition of Colossus Topco Limited, the parent company of Calastone Limited, a global funds network and technology solutions provider to the wealth and asset management industries, on the terms described in the Company’s Current Report on Form 8-K filed on July 21, 2025 (the “Acquisition”). A copy of the Company’s press release dated October 14, 2025 announcing the completion of the Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2025, SS&C Technologies, Inc. (“SS&C Tech”) entered into an Incremental Joinder to Credit Agreement (the “Amendment”), which amends its existing amended and restated credit agreement, dated as of April 16, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SS&C Tech, the Company, Morgan Stanley Senior Funding, Inc., as the administrative agent, certain lenders party thereto and the other parties from time to time party thereto. Pursuant to the Amendment, SS&C Tech borrowed $1,050 million in aggregate principal amount of incremental term B-8 loans (the “Incremental Term B-8 Loans”). The net proceeds of the Incremental Term B-8 Loans were used to finance the Acquisition, fees and expenses related thereto, and for working capital and general corporate purposes. The Incremental Term B-8 Loans will be incurred as a fungible increase to SS&C’s existing term B-8 Loans and will mature on May 9, 2031 and bear interest at, at SS&C’s option, the Base Rate, plus 1.00% per annum, or the Term SOFR Rate, plus 2.00% per annum.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated October 14, 2025 announcing the completion of the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Incremental Joinder to Credit Agreement
99.1	Press Release, issued by the Company on October 14, 2025.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2025

SS&C TECHNOLOGIES HOLDINGS, INC.

By:	/s/ Brian N. Schell
Brian N. Schell
Executive Vice President and Chief Financial Officer